EX 99.19a-1

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution	May 2020
Distribution amount per share	$ 0.02807

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00802	29%	$0.05461	28%
Net Realized ST Cap Gains	0.00000	0%	0.00000	0%
Net Realized LT Cap Gains	0.00000	0%	0.00000	0%
Return of Capital or Other Capital Source	0.02005	71%	0.14337	72%

Total (per common share)	$0.02807	100%	$0.19798	100%

Average annual total return (in relation to NAV) for the five years ended 4-30-2020	3.61%

Annualized current distribution rate expressed as a percentage of month end NAV as of 4-30-2020	8.44%

Cumulative total return (in relation to NAV) for the fiscal year through 4-30-2020	3.31%

Cumulative fiscal year distributions as a percentage of NAV as of 4-30-2020	4.96%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0520

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution	June 2020
Distribution amount per share	$ 0.02822

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00798	28%	$0.06255	28%
Net Realized ST Cap Gains	0.00438	16%	0.00438	2%
Net Realized LT Cap Gains	0.01142	40%	0.01142	5%
Return of Capital or Other Capital Source	0.00444	16%	0.14785	65%

Total (per common share)	$0.02822	100%	$0.22620	100%

Average annual total return (in relation to NAV) for the five years ended 5-31-2020	3.86%

Annualized current distribution rate expressed as a percentage of month end NAV as of 5-31-2020	8.44%

Cumulative total return (in relation to NAV) for the fiscal year through 5-31-2020	4.60%

Cumulative fiscal year distributions as a percentage of NAV as of 5-31-2020	5.64%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0620

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution	July 2020
Distribution amount per share	$ 0.02854

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00777	27%	$0.07011	28%
Net Realized ST Cap Gains	0.00652	23%	0.01090	4%
Net Realized LT Cap Gains	0.00995	35%	0.02137	8%
Return of Capital or Other Capital Source	0.00430	15%	0.15236	60%

Total (per common share)	$0.02854	100%	$0.25474	100%

Average annual total return (in relation to NAV) for the five years ended 6-30-2020	4.24%

Annualized current distribution rate expressed as a percentage of month end NAV as of 6-30-2020	8.50%

Cumulative total return (in relation to NAV) for the fiscal year through 6-30-2020	9.01%

Cumulative fiscal year distributions as a percentage of NAV as of 6-30-2020	6.32%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0720

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution	August 2020
Distribution amount per share	$ 0.02856

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	$0.00757	27%	$0.07747	27%
Net Realized ST Cap Gains	0.00000	0%	0.01087	4%
Net Realized LT Cap Gains	0.00445	16%	0.02582	9%
Return of Capital or Other Capital Source	0.01654	57%	0.16914	60%

Total (per common share)	$0.02856	100%	$0.28330	100%

Average annual total return (in relation to NAV) for the five years ended 7-31-2020	4.40%

Annualized current distribution rate expressed as a percentage of month end NAV as of 7-31-2020	8.48%

Cumulative total return (in relation to NAV) for the fiscal year through 7-31-2020	9.38%

Cumulative fiscal year distributions as a percentage of NAV as of 7-31-2020	7.01%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0820

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution	September-20
Distribution amount per share	0.02853

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	0.00751	26%	0.08492	27%
Net Realized ST Cap Gains	0.00000	0%	0.01081	3%
Net Realized LT Cap Gains	0.00176	6%	0.02758	9%
Return of Capital or Other Capital Source	0.01926	68%	0.18852	61%

Total (per common share)	0.02853	100%	0.31183	100%

Average annual total return (in relation to NAV) for the five years ended 8-31-2020	4.43%

Annualized current distribution rate expressed as a percentage of month end NAV as of 8-31-2020	8.54%

Cumulative total return (in relation to NAV) for the fiscal year through 8-31-2020	8.38%

Cumulative fiscal year distributions as a percentage of NAV as of 8-31-2020	7.78%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-0920

MFS® Intermediate Income Trust

P.O. Box 505005

Louisville, KY 40233-5005

Notice to shareholders — Source of distribution

Distribution	October-2020
Distribution amount per share	0.02834

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital or other capital source. The fund’s fiscal year begins each November 1st. All amounts are expressed per common share.

	Current distribution	% Breakdown of current distribution	Total cumulative distributions for the fiscal year to date	% Breakdown of the total cumulative distributions for the fiscal year to date
Net Investment Income	0.00733	26%	0.09208	27%
Net Realized ST Cap Gains	0.00043	2%	0.01124	3%
Net Realized LT Cap Gains	0.00831	29%	0.03590	11%
Return of Capital or Other Capital Source	0.01227	43%	0.20095	59%

Total (per common share)	0.02834	100%	0.34017	100%

Average annual total return (in relation to NAV) for the five years ended 9-30-2020	4.31%

Annualized current distribution rate expressed as a percentage of month end NAV as of 9-30-2020	8.54%

Cumulative total return (in relation to NAV) for the fiscal year through 9-30-2020	7.61%

Cumulative fiscal year distributions as a percentage of NAV as of 9-30-2020	8.55%

You should not draw any conclusions about the fund’s investment performance from the amount of this distribution or from the terms of the fund’s managed distribution plan.

The fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the fund is paid back to you. A return of capital distribution does not necessarily reflect the fund’s investment performance and should not be confused with “yield” or “income.”

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax-reporting purposes. The actual amounts and sources of the amounts for tax-reporting purposes will depend upon the fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

If you have any questions regarding this information, please call our fund service department at 1-800-637-2304 any business day from 9 a.m. to 5 p.m. Eastern time.

MINSN-1020